Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Advance Capital I, Inc.


In planning and performing our audit of the financial statements of Equity Growth Fund, Balanced Fund,and Retirement Income Fund (three funds constituting Advance Capital I, Inc., hereafter referred to as the "Funds") as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3)provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). In our report to you dated February 21, 2008, we reported to you that we had identified no deficiencies in the Funds' internal control over financial reporting and their operations, including controls for safeguarding securities that we considered to be a material weakness, as defined above, as of December 31, 2007.

However, subsequent to the filing of the Funds' Form N-SAR for their fiscal year ended December 31, 2007, the Funds' financial statements were restated and, as a result, we noted the following control deficiency that we determined to be a material weakness, as defined above, in the Funds' internal control over financial reporting. The Funds' policies and procedures related to the fair valuation of securities purchased with cash collateral from securities lending were not effective in appropriately determining the fair valuation of these securities in conformity with accounting principles generally accepted in the United States of America. As a result of this control deficiency, the statements of assets and liabilities, including the portfolios of investments, as of December 31, 2007, and the related statements of operations, of changes in net assets and the financial highlights for the period then ended were restated. This control deficiency resulted in a material misstatement of the Funds' financial statements that was not prevented or detected on a timely basis. Effective October 2008, management implemented changes in the Funds' internal control over financial reporting to ensure that securities acquired by the Funds with the cash collateral received from the lending of the Funds portfolio securities are fair valued in accordance with the Funds' existing valuation policy approved by the Board of Directors of the Funds.

This report is intended solely for the information and use of management and the Board of Directors of Advance Capital I, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

Chicago, Illinois

March 17, 2009